Exhibit 99.2
YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

ENCORE ACQUISITION COMPANY
Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The Proxy Statement to Stockholders is available at: http://
INTERNET
http://www.proxyvoting.com/eac
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

00000
▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

Please mark your votes as indicated in this example	☒

		FOR	AGAINST	ABSTAIN
1.	Adopt the Agreement and Plan of Merger dated October 31, 2009, by and between Denbury Resources Inc. and Encore Acquisition Company.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Adjourn the special meeting of stockholders, if necessary or appropriate to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Agreement and Plan of Merger.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature (if held jointly)	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▼ FOLD AND DETACH HERE ▼

PROXY
ENCORE ACQUISITION COMPANY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD                                         , 2010
     By signing this proxy, I appoint I. Jon Brumley, Jon S. Brumley and Robert C. Reeves, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and I hereby authorize them to represent and vote, as provided on the other side, all the shares of Encore Acquisition Company (“Encore”) Common Stock which I am entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders or any adjournment or postponement thereof, with all powers which I would possess if present at the Special Meeting of Stockholders.
     If this proxy is properly executed, your shares of Encore common stock represented by this proxy will be voted in the manner you specify. If no specification is made, your shares of Encore common stock will be voted for the proposal to adopt the Agreement and Plan of Merger, dated as of October 31, 2009, by and between Denbury Resources Inc. and Encore, and for the proposal to adjourn the Special Meeting of Stockholders, if necessary or appropriate to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting of Stockholders to adopt Proposal 1. The proxies are authorized to vote your shares, in their discretion, on any other matter that is properly brought before the meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)
00000